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                                                                    Exhibit 10.4

                              AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT") is made as of the 17th day of March, 2000 by and among Open Solutions Inc., a Delaware corporation (the "COMPANY") and each of the individuals and entities listed on Schedules A and B hereto (each an "INVESTOR" and collectively the "INVESTORS").

                                    RECITALS

         WHEREAS, certain of the Investors listed on Schedule A are the holders of Series A-1 Preferred Stock of the Company, par value $.01 per share (the "SERIES A-1 PREFERRED STOCK") and Series A-2 Preferred Stock of the Company, par value $.01 per share (the "SERIES A-2 PREFERRED STOCK"); and

         WHEREAS, certain of the Investors listed on Schedule A are the holders of Series B Preferred Stock of the Company, par value $.01 per share (the "SERIES B PREFERRED STOCK"); and

         WHEREAS, certain of the Investors listed on Schedule A are the holders of Series C Preferred Stock of the Company, par value $.01 per share (the "SERIES C PREFERRED STOCK");

         WHEREAS, certain of the Investors listed on Schedule A are the holders of Series D Preferred Stock of the Company, par value $.01 per share (the "SERIES D PREFERRED STOCK");

         WHEREAS, certain of the Investors listed on Schedule A are holders of shares of Series E Preferred Stock of the Company, par value $.01 per share (the "SERIES E PREFERRED STOCK");

         WHEREAS, the Investors listed on Schedule B have agreed to purchase from the Company shares of Series F Preferred Stock of the Company, par value $.01 per share (the "SERIES F PREFERRED STOCK"); and

         WHEREAS, in order to induce the Company to issue the Series F Preferred Stock and to induce the Investors listed on Schedule B to invest funds in the Company, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

         1.1 DEFINITIONS. For purposes of this Section 1:


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                  (a) The term "ACT" means the Securities Act of 1933, as
amended.

                  (b) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (c) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

                  (d) The term "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  (e) The terms "REGISTER,", "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (f) The term "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A-1 Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series A-2 Preferred Stock, (iii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, including shares of Series B Preferred Stock issuable upon exercise of any warrant, (iv) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock, including shares of Series C Preferred Stock issuable upon exercise of any warrant, (v) the Common Stock issuable or issued upon conversion of the Series D Preferred Stock, including shares of Series D Preferred Stock issuable upon exercise of any warrant, (vi) the Common Stock issuable or issued upon conversion of the Series E Preferred Stock, (vii) the Common Stock issuable or issued upon conversion of the Series F Preferred Stock, and (viii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii), (iii),
(iv), (v), (vi), (vii) and (viii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                  (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                  (h) The term "SEC" shall mean the Securities and Exchange Commission.

         1.2      REQUEST FOR REGISTRATION.

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                  (a) If the Company shall receive at any time (i) before the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding, or (ii) after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating to either the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from Holders of Registrable Securities covering the registration of Registrable Securities with an anticipated gross offering price of at least $5,000,000, then the Company shall:

                           (i) within ten (10) days of the receipt thereof, give
written notice of such request to all Holders; and

                           (ii) effect as soon as practicable, and in any event
within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5, subject to the limitations of subsection 1.2(b).

                  (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form for a large institutional investor with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty
(60) days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                           (i) After the Company has effected two (2)
registrations pursuant to this Section 1.2 that have been declared or ordered effective;

                           (ii) During the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; PROVIDED THAT the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                           (iii) If the Initiating Holders propose to dispose of
shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

         1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

         1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed; PROVIDED, HOWEVER, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders, as the case may be, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED THAT the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a

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material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities in each case not later than the effective date of such registration.

         1.5      FURNISH INFORMATION.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding himself or itself, the Registrable Securities held by him or it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.2(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

         1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses), unless
(i) the registration is withdrawn following any deferral of the registration by the Company pursuant to Section 1.2(c); (ii) the registration is withdrawn due to a material adverse change in the Company's business or financial condition; or (iii) the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 1.2.

         1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and

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the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company, PROVIDED THAT such underwriting requirement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Section 1.10(b). If the total amount of securities (including Registrable Securities) requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five (25%) percent of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded entirely if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities that is a partnership or corporation, the partners, retired partners and stockholders of such holder (and, in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "SELLING STOCKHOLDER," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims,



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damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person required to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, THAT, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER,



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that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                  (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep current public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.12 FORM S-3 REGISTRATION. In case the Company shall receive a written request or requests from Holders of at least one-third (1/3) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.12, PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve-month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be paid by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

         1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), PROVIDED
THAT: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership and its affiliated partnerships; PROVIDED THAT all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

         1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included, (b) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included, or (c) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.2.

         1.15 "MARKET STAND-OFF" AGREEMENT. Each Investor and each Common Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; PROVIDED, HOWEVER, that:

                  (a) all officers, employees and directors of the Company, all stockholders holding more than one percent (1%) of the outstanding capital stock of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

                  (b) such market stand-off time period shall not exceed one hundred eighty (180) days; and

         (c) such "market stand-off" or "lock-up" agreement, or other written agreement to which the underwriter is a party, shall provide that Connecticut Innovations, Inc. and Connecticut Innovations/Webster LLC shall be released from any restrictions set forth therein in the event that the Company fails to maintain a Connecticut Presence (as defined in each purchase agreement to which the Company has issued to the holders of Registrable Securities shares of its Preferred Stock).

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

         1.16 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 1.2,
1.3 or 1.12 shall terminate
on the date five (5) years following the closing of a Qualified IPO (as defined in the Company's Restated Certificate of Incorporation).

         2. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

         2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each
Investor:

                  (a) as soon as practicable, but in any event within seventy-five (75) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                  (b) so long as such Investor holds at least 100,000 shares of Registrable Securities (as adjusted for stock splits, recombinations or reclassifications), as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                  (c) so long as such Investor holds at least 100,000 shares of Registrable Securities (as adjusted for stock splits, recombinations or reclassifications), within thirty (30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month (including year-to-date totals for such statements), in reasonable detail, comparing results to the annual plan and to the prior year comparable period;

                  (d) so long as such Investor holds at least 100,000 shares of Registrable Securities (as adjusted for stock splits, recombinations or reclassifications), as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                  (e) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with gaap consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by gaap) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

                  (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information unless the Investor agrees in writing to hold such information in confidence.

         2.2 INSPECTION. The Company shall permit each Investor who then holds at least 100,000 shares of Registrable Securities, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; PROVIDED, HOWEVER, that the Company shall not be obligated pursuant to this
Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the Investor agrees in writing to hold such information in confidence.

         2.3 TRANSACTIONS WITH AFFILIATES. The Company shall not, without the approval of a disinterested majority of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer, key employee or greater than ten percent (10%) stockholder of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

         2.4 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS AND MARKET STAND-OFF. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors. The Company will use its best efforts to cause all holders of its Common Stock who are not parties hereto to be bound by a market stand-off provision in substantially the form set forth in Section 1.15 hereof.

         2.5      INSURANCE.

                  (a) Except as otherwise decided in accordance with policies adopted by the Company's Board of Directors, the Company will use its best efforts to maintain from financially sound and reputable insurers, (i) insurance on its assets and those of its subsidiaries that are of an insurable character against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and (ii) insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. The Company does not now have products liability insurance but may in the future in the judgment of the Board of Directors obtain such insurance in amounts customary for companies similarly situated.

                  (b) The Company has obtained directors' and officers' liability insurance in the minimum amount of $1,000,000, and the Company covenants that so long as a representative of Aetna Life Insurance Company, Menlo Ventures VI, L.P., Axiom Venture Partners, L.P., Crystal Internet Venture Fund II (BVI) Crystal Vision L.P., Crystal Internet Venture Fund II (BVI), L.P. or Key Principal Partners LLC serves on the Company's Board of Directors, it will use its best efforts to maintain such insurance, PROVIDED THAT such insurance is available at commercially reasonable rates as determined by the Company's Board of Directors.

         2.6 QUALIFIED SMALL BUSINESS STOCK. The Company covenants that so long as the Series A-1, Series A-2, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or the Common Stock, into which it is converted, is held by an Investor (or a transferee in whose hands the Series A-1, Series A-2, Series B, Series C, Series D, Series E and Series F Preferred Stock or the Common Stock into which it is converted, is eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended), it will use its reasonable efforts to cause the Series A-1, Series A-2, Series B, Series C, Series D, Series E and Series F Preferred Stock or the Common Stock into which it is converted, to qualify as Qualified Small Business Stock. The Company will seek in good faith to qualify as a "Qualified Small Business" as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "CODE") but no assurance is given that the Company will so qualify.

         2.7 INDEMNIFICATION. The Company covenants that so long as a representative of HNC Software Inc., The BISYS Group Inc., Aetna Life Insurance Company, Menlo Ventures VI, L.P. or Axiom Venture Partners, L.P. serves on the Company's Board of Directors, its Restated Certificate will provide for the indemnification of the Company's officers and directors to the fullest extent permitted by law.

         2.8 TERMINATION OF COVENANTS. Except for those contained in Section 2.5(b), Section 2.7 and Section 2.11, the covenants set forth in this Section 2 shall terminate as to Investors and be of no further force or effect (i) when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company is subject to the requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (ii) as to any Investor, or transferee or assignee of such Investor, who holds less than 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).

         2.9 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.9, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.9, a Major Investor shall mean any Investor who holds 100,000 shares of Registrable Securities. For purposes of this Section 2.9, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

                  Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SHARES"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

                  (a) The Company shall deliver a notice by nationally recognized overnight courier ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                  (b) Within twenty (20) calendar days after giving of the Notice, a Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion and/or exercise of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or any other securities of the Company then held, by such Major Investor bears to the total number of shares of Common Stock of the Company (assuming full conversion and exercise of all outstanding convertible or exercisable securities, options or warrants) then issued and held, or issuable upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or any other securities of the Company then held, by the Major Investors. The Company shall promptly, in writing, inform each Major Investor that timely elects to purchase all the shares available to it (a "FULLY-EXERCISING INVESTOR") of any other Major Investor's failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and/or exercise of Preferred Stock or any other securities of the Company then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion and/or exercise of the Preferred Stock or any other securities of the Company then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

                  (c) If all Shares referred to in the Notice which Investors are entitled to obtain pursuant to subsection 2.9(b) are not elected to be purchased as provided in subsection 2.9(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.9(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                  (d) The right of first offer in this Section 2.9 shall not be applicable (i) to the issuance or sale of 3,000,000 shares of common stock (or options therefor) to employees or consultants for the primary purpose of soliciting or retaining their employment or to the issuance of any additional shares of common stock (or options therefor) to such persons for such purposes which shares (or options) are approved for issuance by the holders of a majority of the outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class; (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1; (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes.

                  (e) The right of first offer set forth in this Section 2.9 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

         2.10     [Intentionally Omitted.]

         2.11     BOARD MEMBERS; ELECTION OF DIRECTORS.

                  (a) The Company will promptly reimburse members of the Company's Board of Directors (the "BOARD OF DIRECTORS") for the reasonable expenses, including airfare, incurred by such Board members when acting on behalf of the Company including attendance at Board of Director meetings.

                  (b) So long as the Investor named below shall continue to hold no less than thirty-five percent (35%) of the shares of Series B Preferred Stock originally acquired by it, such Investor shall be entitled, but shall be under no obligation, to designate one (1) nominee for election to the Board of Directors by the Investors:

                  Axiom Venture Partners, L.P.
                  Menlo Ventures VI, L.P.

In the event a designation is not made by an Investor named above in accordance with this Section 2.11(b), unless otherwise agreed by such Investor, the Investors will use their best efforts to ensure that such position on the Board of Directors shall be left vacant until a nominee is so designated.

                  (c) So long as the Aetna Life Insurance Company shall continue to hold no less than thirty-five percent (35%) of the shares of Series C Preferred Stock originally acquired by it, Aetna Life Insurance Company shall be entitled, but shall be under no obligation, to designate one (1) nominee for election to the Board of Directors by the Investors. In the event a designation is not made by Aetna Life Insurance Company in accordance with this Section

2.11(c), unless otherwise agreed by it, the Investors will use their best efforts to ensure that such position on the Board of Directors shall be left vacant until a nominee is so designated.

                  (d) So long as The BISYS Group, Inc. shall continue to hold no less than thirty-five percent (35%) of the shares of Series D Preferred Stock originally acquired by it, The BISYS Group, Inc. shall be entitled, but shall be under no obligation, to designate one (1) nominee for election to the Board of Directors by the Investors. In the event a designation is not made by The BISYS Group, Inc. in accordance with this Section 2.11(d), unless otherwise agreed by it, the Investors will use their best efforts to ensure that such position on the Board of Directors shall be left vacant until a nominee is so designated.

                  (e) So long as HNC Software Inc. shall continue to hold no less than thirty-five percent (35%) of the shares of Series E Preferred Stock originally acquired by it, HNC Software Inc. shall be entitled, but shall be under no obligation, to designate one (1) nominee for election to the Board of Directors by the Investors. In the event a designation is not made by HNC Software Inc. in accordance with this Section 2.11(e), unless otherwise agreed by it, the Investors will use their best efforts to ensure that such position on the Board of Directors shall be left vacant until a nominee is so designated.

                  (f) So long as Crystal Internet Venture Fund II (BVI) Crystal Vision L.P. ("CIV-CV"), Crystal Internet Venture Fund II (BVI), L.P. ("CIV") and Key Principal Partners LLC ("KEY PRINCIPAL", and together with CIV-CV, and CIV, the "CRYSTAL KEY GROUP") shall continue to hold no less than thirty-five percent (35%) of the shares of Series F Preferred Stock originally acquired by them, the Crystal-Key Group, acting jointly, shall be entitled, but shall be under no obligation, to designate one (1) nominee for election to the Board of Directors by the Investors. In the event a designation is not made by the Crystal-Key Group in accordance with this Section 2.11(f), unless otherwise agreed by them, the Investors will use their best efforts to ensure that such position on the Board of Directors shall be left vacant until a nominee is so designated.

                  (g) The nominees selected in accordance with Sections 2.11(b),
(c), (d), (e) and (f), as applicable, on the one hand, and the nominees selected by the holders of a majority of the outstanding Common Stock in accordance with the Restated Certificate of Incorporation of the Company, on the other hand, shall consult in good faith and use their best efforts to mutually agree as to the designation of an additional nominee or nominees for election to the Board of Directors by the holders of the outstanding Common Stock and Preferred Stock voting together as a class, as provided in the Restated Certificate of Incorporation of the Company. In the event that an agreement is not reached in accordance with this Section 2.11(g) as to such nominee or nominees, the Investors will use their best efforts to cause such position or positions to remain vacant.

                  (h) Each Investor agrees to vote the Series A-1, Series A-2, Series B, Series C, Series D, Series E and Series F Preferred Stock, or the Common Stock into which it is converted, held by it from time to time for the nominees so designated in accordance with Sections 2.11(b), (c), (d), (e), (f) and (g), as applicable, at each annual meeting of stockholders of the Company, and at any special meeting of stockholders of the Company called for the election of directors, in such manner as may be required to elect such nominees.

                  (i) The Company agrees to use its best efforts to cause the nominees so designated in accordance with Section 2.11(b), (c), (d), (e), (f) and (g), as applicable, to be included in part of the slate of directors and to be recommended to, and elected by stockholders, at each annual meeting of stockholders of the Company, and at any special meeting of stockholders of the Company called for the election of directors.

                  (j) If (i) the Company receives a written notice from an Investor named in Section 2.11(b), (c), (d), (e) or (f), as applicable, that such Investor wishes to remove a director designated by it and elected pursuant to Section 2.11(b), (c), (d), (e) or (f), as the case may be, or (ii) such director shall have resigned or shall be unable to serve, then, in any such case, the Company and the Investors agree to take such action as may be necessary to call a special meeting of the stockholders of the Company for the purpose of effecting any such removal or filling such vacancy, as the case may be, and at such meeting each Investor shall vote to accomplish said result.

                  (k) If any Investor shall refuse to vote the Series A-1, Series A-2, Series B, Series C, Series D, Series E or Series F Preferred Stock, or the Common Stock into which it is converted, held by it as provided in any of the foregoing subsections of this Section 2.11 at any meeting of stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by such Investor, the President or any Vice President of the Company shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of such Investor for the purpose of voting, and shall vote such shares at such meeting as provided in the foregoing subsections of this Section 2.11 or give such consent, as the case may be.

                  (l) For such period as Connecticut Innovations, Incorporated ("CII") holds Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock or Common Stock shares, or warrants to purchase any such shares, or any of the Company's securities into which any of the foregoing has been converted, and provided that the Company is not a public company, the Company hereby agrees that it shall not hold any meetings of its Directors on less than ten (10) days written notice and will permit CII to send a representative (without voting rights) to each meeting of the Company's Board of Directors and all committees of such Board. For such period as CII holds Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, warrants or Common Stock into which any of the foregoing has been converted, and provided the Company is not a public company, the Company shall give CII notice of each such meeting in the form and manner such notice is given to the Company's Directors. The Company hereby agrees that it will not permit its Directors or stockholders to conduct any corporate action or business by written consent without giving at least ten (10) days' prior written notice to CII, which notice shall contain an exact copy of the consent resolution proposed to be adopted, except, however, under exceptional circumstances when such written notice cannot be delivered, at which time telephonic notice shall be permitted.

         3.       MISCELLANEOUS.

         3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Connecticut without regard to principles of conflicts of law.

         3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, delivery by nationally recognized overnight courier or five (5) days after deposit in the U.S. mail, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties. A copy of any such notice to the Company shall be similarly delivered to counsel for the Company as specified by the Company.

         3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements (by application to the court in which the action was conducted and as determined by such court) in addition to any other relief to which such party may be entitled.

         3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; PROVIDED THAT, no such amendment shall materially adversely affect any single holder or group of holders in a manner distinct from all other holders of Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         3.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         3.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         3.11 WAIVER OF RIGHTS UNDER AND TERMINATION OF PRIOR INVESTORS' RIGHTS AGREEMENT. Each of the parties to that certain Amended and Restated Investors' Rights Agreement dated as of April 12, 1999, and among the Company and the investors identified therein (the "AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT"), hereby (i) waives all rights to notice of, and to purchase, the Series F Preferred Stock pursuant to Section 2.9 of such Amended and Restated Investors' Rights Agreement, and (ii) agrees that upon execution and delivery of this Agreement by each of the parties hereto, such Amended and Restated Investors' Rights Agreement shall be superseded, amended and restated in its entirety by this Agreement.

         3.12     AMENDMENT OF PUT RIGHTS UNDER EXISTING PURCHASE AGREEMENTS.

         (a) Reference is hereby made to the following agreements (i) that certain Purchase Agreement dated as of May 12, 1995 by and between the Company and CII (the "SERIES A-2 PURCHASE AGREEMENT"), (ii) that certain Series B Preferred Stock and Warrant Purchase Agreement dated as of December 27, 1995 by and among the Company and the investors listed on Schedule A thereto (the "SERIES B PURCHASE AGREEMENT"), (iii) that certain Series C Preferred Stock and Warrant Purchase Agreement dated as of October 23, 1996 by and among the Company and the investors listed on Schedule A thereto (the "SERIES C PURCHASE AGREEMENT"), (iv) that certain Series D Preferred Stock and Warrant Purchase Agreement dated as of April 22, 1997 by and between the Company and The Bisys Group, Inc. (the "SERIES D PURCHASE AGREEMENT"), and (v) that certain Series E Preferred Stock Purchase Agreement dated as of April 12, 1999 by and between the Company and HNC Software Inc. (the "SERIES E PURCHASE AGREEMENT", and collectively with the Series A-2 Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement and the Series D Purchase Agreement, the "EXISTING PURCHASE AGREEMENTS").

         (b) Each of the parties hereto that is a party to the Series A-2 Purchase Agreement hereby agrees that the Series A-2 Purchase Agreement shall be amended in the manner and to the extent set forth on EXHIBIT A attached hereto, and each of the parties hereto that is a party to one or more of the Series B Purchase Agreement, the Series C Purchase Agreement, the Series D Purchase Agreement and the Series E Purchase Agreement, hereby agrees that such Series B Purchase Agreement, Series C Purchase Agreement, Series D Purchase Agreement and Series E Purchase Agreement, respectively, shall be amended in the manner and to the extent set forth on EXHIBIT B attached hereto. Each of the parties hereto that is a party to one or more of the

Existing Purchase Agreements is sometimes referred to herein individually as an "EXISTING HOLDER" and collectively as the "EXISTING HOLDERS."

         (c) Each of the Existing Holders that is a holder of one or more of the warrants issued pursuant to the Series B Purchase Agreement, the Series C Purchase Agreement or the Series D Purchase Agreement (collectively the "WARRANTS") hereby agrees that each such Warrant shall be amended by adding a new Section 16 immediately following Section 15 thereof, to read as follows:

                  "SECTION 16. EXERCISE FOR COMMON STOCK. Notwithstanding anything herein to the contrary, upon conversion of all of the outstanding Preferred Stock into shares of the Company's Common Stock, par value $.01 per share ("COMMON STOCK") in accordance with the Company's Restated Certificate of Incorporation ("Conversion"), this Warrant shall thereupon be exercisable into that number of shares of Common Stock as the holder hereof would have been entitled to receive if immediately prior to Conversion such holder had exercised this Warrant in full into shares of Preferred Stock and such shares of Preferred Stock were simultaneously converted into shares of Common Stock. From and after Conversion, this Warrant shall be deemed amended in any equitable manner necessary to give effect to the intention of the Company and the holder of this Warrant to provide that upon conversion of the Preferred Stock into shares of Common Stock, this Warrant will thereafter be exercisable into shares of Common Stock and the Company shall have no duty or obligation thereafter to maintain any class or series of Preferred Stock."

         (d) Each Existing Holder hereby represents and warrants to the Company and to each other party hereto that such holder has not transferred any Subject Securities (as defined in each of the Existing Purchase Agreements after giving effect to the amendments contemplated hereby) to any person that is not a party to this Agreement and covenants and agrees not to transfer any Subject Securities to any person unless such person shall agree in writing to be bound by and adhere to the terms of this Section 3.12.

                           [Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                 OPEN SOLUTIONS INC.

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 AETNA LIFE INSURANCE COMPANY

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 ALLISTER & NAUDON P/S, RAYMOND
                                 JAMES & ASSOCIATES, INC. CSDN FBO,
                                 JEFFREY W. ALLISTER

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:


                                 -----------------------------------------
                                 ALLAN J. AMER

                                 AXIOM VENTURE PARTNERS, L.P.

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 BANKING SPECTRUM SERVICES, INC.

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 -----------------------------------------
                                 BARRY M. BLOOM

                                 CONNECTICUT INNOVATIONS, INCORPORATED

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 -----------------------------------------
                                 MARK HELLER

                                 HNC SOFTWARE INC.

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 MENLO ENTREPRENEURS FUND VI, L.P.
                                 By its General Partner:
                                 MV Management VI, L.P.

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 MENLO VENTURES VI, L.P.
                                 By its General Partner:
                                 MV Management VI, L.P.

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 -----------------------------------------
                                 CARLOS P. NAUDON

                                 THE BISYS GROUP, INC.

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 -----------------------------------------
                                 MARK L. VILLAMAR

                                 ZACHS CMP

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                 [NEW INVESTORS - Need correct legal names and form of signature block for new investors]